Exhibit 10.2

EMPLOYEE STOCK OPTION AGREEMENT

UNDER THE GREEN EARTH TECHNOLOGIES, INC.

2008 STOCK AWARD AND INCENTIVE PLAN

RECITALS

          Green Earth Technologies, Inc. (the “Corporation”), a Delaware corporation, has adopted the Green Earth Technologies, Inc. 2008 Stock Award and Incentive Plan (the “Plan”) to foster and promote the long-term financial success and other interests of the Corporation and enhance shareholder value by enabling the Corporation to attract and retain the continued services of outstanding individuals whose judgment, interest and special effort is essential to the successful conduct of its operations by means of an opportunity to acquire or increase their proprietary interests in the Corporation and thereby to encourage their continued service to the Corporation and to provide them additional incentives to achieve the growth objectives of the Corporation.

          The Optionee is a person who the Committee believes has and will contribute to the growth and financial success of the Corporation and this Agreement is executed pursuant to and is intended to carry out the purposes of the Plan.

AGREEMENT

NOW, THEREFORE, it is hereby agreed as follows:

1.       GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Corporation’s Common Stock (the “Option Shares”) as is specified in the Grant Notice. The Option Shares shall be exercisable from time to time in accordance with the vesting schedule specified in the Grant Notice during the option term at the option price per share (the “Option Price”) specified in the Grant Notice.

2.       OPTION TERM. This option shall expire at the close of business on the expiration date (the “Expiration Date”) specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

3.       LIMITED TRANSFERABILITY. During the lifetime of Optionee, this option shall be exercisable only by Optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee’s death.

4.       DATES OF EXERCISE. This option may be exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

5.       ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

          (a)      Should Optionee cease to remain in Service for any reason other than death or permanent disability while this option is outstanding, then the period for exercising this option, if it is otherwise exercisable, shall be reduced to a three (3) month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (b)      Should Optionee die while this option is outstanding, then the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (A) the expiration of the twelve (12) month period measured from the date of Optionee’s death or (B) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (c)      Should Optionee become permanently disabled and cease by reason thereof to remain in Service while this option is outstanding, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option but in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is unable to engage in any substantial gainful activity for the Corporation or the parent or subsidiary corporation retaining his/her services by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (d)      During the limited period of exercisability applicable under subparagraph (a), (b) or (c) above, this option may be exercised for any or all of the Option Shares for which this option is, at the time of the Optionee’s cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice and the provisions of Paragraph 6 of this Agreement.

          (e)      For purposes of this Paragraph 5 and for all other purposes under this Agreement:

(i)	The Optionee shall be deemed to remain in SERVICE for so long as the Optionee continues to render periodic services to the Corporation or any Parent or Subsidiary corporation, as an Employee.

(ii)

The Optionee shall be deemed to be an EMPLOYEE of the Corporation and to continue in the Corporation’s employ for so long as the Optionee remains in the employ of the Corporation or one or more of its Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(iii)

A corporation shall be considered to be a SUBSIDIARY corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation which is owned 50% or more of the total combined voting power of all classes of stock by the corporation immediately above it in the unbroken chain) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation immediately below it in such chain.

(iv)

A corporation shall be considered to be a PARENT corporation of the Corporation if it is a member of an unbroken chain beginning above the Corporation in an unbroken chain and ending with the Corporation, provided each corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation immediately below it in such chain.

6.       ADJUSTMENT IN OPTION SHARES

          (a)      In the event any change is made to the Corporation’s outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of any consideration, then appropriate adjustments shall be made to:

(i)	the total number of Option Shares subject to this option,

(ii)	the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Grant Notice or

(iii)	the Option Price payable per share

in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          (b)      If this option is to be assumed in connection with a Corporate Transaction described in Paragraph 6(a) or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

7.       PRIVILEGE OF STOCK OWNERSHIP.

The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

8.       MANNER OF EXERCISING OPTION.

          (a)      In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’ s death, the Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i)	Pay the aggregate Option Price for the purchased shares in cash or as provided in Section 8.(b) below.

(ii)	Furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          (b)      Should the Corporation’s outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, at the time the option is exercised, then the Option Price may also be paid through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions to the Corporation to deliver the certificates for the purchased shares directly to a designated brokerage firm in order to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase.

          (c)      For purposes of this Agreement, the Exercise Date shall be determined in accordance with subparagraphs (i) through (iii) below:

(i)

If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(ii)

If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)

If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then such fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

          (d)      Promptly after the Exercise Date, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

          (e)      In no event may this option be exercised for any fractional shares.

9.       COMPLIANCE WITH LAWS AND REGULATIONS.

          (a)      The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation’s Common Stock may be listed at the time of such exercise and issuance.

          (b)      In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

10.       SUCCESSORS AND ASSIGNS.

Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of; and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

11.       NOTICES.

Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.       CONSTRUCTION.

This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

13.       GOVERNING LAW.

This Agreement and the rights and liabilities of the parties hereunder shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule whether such provision or rule is that of the State of Delaware or any other jurisdiction. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the New York State courts situated in New York County, State of New York or United States District Court, Southern District of New York, in connection with any action, suit or proceeding relating to or arising out of this Agreement. Each of the parties hereto, to the maximum extent permitted by law, hereby waives any objection that such party may now have or hereafter have to the jurisdiction of such courts on the basis of inconvenient forum or otherwise.

14.       ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION.

In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

            (a)      This option shall cease to qualify for favorable tax treatment as an Incentive Option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares:

(i)	more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or

(ii)	more than one (1) year after the date the Optionee ceases to be an Employee by reason of death or permanent disability.

          (b)      This option shall have a maximum term often (10) years measured from the Grant Date.

          (c)      This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee once.

          (d)      Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation’s Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation’s Common Stock for which this option or one or more other Incentive Options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or its parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 16.B would not be contravened.

          (e)      Should this option be designated as exercisable in installments in the Grant Notice, then no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an Incentive Option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation’s Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation’s Common Stock for which one or more other Incentive Options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

15.     SECURITIES MATTERS.

          (a)      Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Corporation Stock pursuant to the Plan unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of the Corporation may be traded.

          (b)      The exercise of the Option shall be effective only at such time as counsel to the Corporation shall have determined that the issuance and delivery of Option Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Corporation Stock are traded.

16.     WITHHOLDING.

Optionee hereby agrees to make appropriate arrangements with the Corporation or parent or subsidiary corporation employing Optionee for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

17.     REORGANIZATION OR SALE.

This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          IN WITNESS WHEREOF, Green Earth Technologies, Inc. and the Optionee hereto have caused this Agreement to be duly executed as of the date of the last signature specified immediately below.

GREEN EARTH TECHNOLOGIES, INC.

By

Jeff Marshall
President and Chief Executive Officer

[OPTIONEE NAME]

SSN#:

Address:

GREEN EARTH TECHNOLOGIES, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following stock option grant (the “Option”) in accordance with the Employee Stock Option Agreement to which this Notice of Stock Option Grant is attached and pursuant to the 2005 STOCK AWARD AND INCENTIVE PLAN (the “Plan”) to purchase shares of the Common Stock of Green Earth Technologies, Inc. (the “Corporation”):

Optionee:	[NAME]

Grant Date:	[DATE OF GRANT]

Grant Number:	[GRANT NUMBER]

Option Exercise Price:	$[PRICE PER SHARE] per share

Number of Option Shares:	[NUMBER OF SHARES UNDER OPTION]

Vesting Schedule:	[1/3] option shares after 1st year of grant date
[1/3] option shares after 2nd year of grant date
[1/3] option shares after 3rd year of grant date

Expiration Date:	10 years from Grant Date.

Type of Option: _______ Incentive Option _______ Non-Statutory Stock Option

Optionee understands that the Option is granted pursuant to the Plan. By signing below, I hereby acknowledge receipt of this Notice of Stock Option granted on the date shown above. I further acknowledge receipt of a copy of the Plan and agree to conform to all terms and conditions of the Option and the Plan.

Nothing in this Notice or in the Plan shall confer upon me any right to continue in the service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or my rights, which rights are hereby expressly reserved by each, to terminate my service with the Company at any time for any reason whatsoever, with or without cause.

Date:

Green Earth Technologies, Inc.

By

Jeff Marshall
President and Chief Executive Officer

[OPTIONEE NAME]

SSN#:

Address: